Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of Grayscale Horizen Trust (ZEN) (the “Trust”) on Form 10-KT for the three-month period ending December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Mintzberg, Principal Executive Officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Peter Mintzberg
Peter Mintzberg *
Chief Executive Officer (Principal Executive Officer)
March 12, 2026

*	The Registrant is a trust and Mr. Mintzberg is signing in his capacity as Principal Executive Officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.